EXHIBIT 3.2 (b)

RESTATED BYLAWS OF ELOT, INC.
(AS AMENDED NOVEMBER 15, 2000)

BYLAWS
OF
ELOT, INC.

ARTICLE I

Meetings of Shareholders

        1.1  Places of Meetings. All meetings of the shareholders shall be held at such place, either within or without the Commonwealth of Virginia, as from time to time may be fixed by the Board of Directors.

        1.2  Annual Meetings. The annual meeting of the shareholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

        1.3  Special Meetings. A special meeting of the shareholders for any purpose or purposes may be called at any time by the Chairman of the Board, the Vice Chairman of the Board, by a majority of the Board of Directors, or by holders of ten percent or more of the outstanding Common Stock of the Corporation. At a special meeting, no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.

        1.4  Notice of Meetings. Written or printed notice stating the place, day and hour of every meeting of the shareholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, and except as otherwise provided in the Virginia Stock Corporation Act, shall be mailed not less than ten nor more than sixty days before the date of the meeting to each shareholder of record entitled to vote at such meeting, at his address which appears in the share transfer books of the Corporation. Such further notice shall be given as may be required by law, but meetings may be held without notice if all the shareholders entitled to vote at the meeting are present in person or by proxy or if notice is waived in writing by those not present, either before or after the meeting.

        1.5  Quorum. Any number of shareholders together holding at least a majority of the votes entitled to be cast by a voting group with respect to the business to be transacted, who shall be present in person or represented by proxy at any meeting duly called, shall constitute a quorum of that voting group for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the shareholders present or represented by proxy without notice other than by announcement at the meeting.

        1.6  Voting. At any meeting of the shareholders, each shareholder of a class entitled to vote on any matter coming before the meeting shall, as to such matter, have the number of votes specified in the Articles of Incorporation, in person or by proxy, for each share of capital stock of such class standing in his name on the books of the Corporation on the date, not more than seventy days prior to such meeting, fixed by the Board of Directors as the record date for the purpose of determining shareholders entitled to vote. Every proxy shall be in writing, dated and signed by the shareholder entitled to vote or his duly authorized attorney-in-fact.

        1.7  Inspectors. An appropriate number of inspectors for any meeting of shareholders may be appointed by the Chairman of such meeting. Inspectors so appointed will open and close the polls, will receive and take charge of proxies and ballots and will decide all questions as to the qualifications of voters, validity of proxies and ballots and the number of votes properly cast.

        1.8  Voting List. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. Such list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation or at its principal place of business or at the office of its transfer agent or registrar and shall be subject to inspection by any shareholder at any time during usual business hours. Such list also shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders. If the requirements of this section have not been substantially complied with, the meeting shall, on the demand of any shareholder in person or by proxy, be adjourned until the requirements are complied with.

        1.9  Shareholder Proposals. To be properly brought before an annual meeting of shareholders, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or (iii) otherwise properly brought before the annual meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder’s notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 60 days in advance of the annual meeting. A shareholder’s notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the shareholder proposing such business, (iii) the class and number of shares of the Corporation that are beneficially owned by the shareholder and (iv) any material interest of the shareholder in such business.

             In the event that a shareholder attempts to bring business before an annual meeting without complying with the provisions of this Section 1.9, the Chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting in accordance with the foregoing procedures, and such business shall not be transacted. No business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Section 1.9, provided, however, that nothing in this Section 1.9 shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

ARTICLE II

Directors

        2.1  General Powers. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors, and, except as otherwise expressly provided by law, the Articles of Incorporation or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

        2.2  Number and Independence of Directors.

              (a)  The number of directors constituting the Board of Directors (the “Board”) shall be not less than five nor more than nine, and shall be subject to change in accordance with the Virginia Stock Corporation Act and these Bylaws. At least two-thirds of the members of the Board shall be independent as defined herein. For purposes of any action of the Board, at least one-half of the directors present and eligible to vote must be independent.

              (b)  An independent director means a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship that, in the opinion of the Corporation’s Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered “independent”:

              (i)  a director who currently is an employee of the Corporation or any of its subsidiaries or has been an employee of the Corporation or any of its subsidiaries during any of the past three years;

              (ii)  a director who accepts any compensation from the Corporation or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for Board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

              (iii)  a director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Corporation or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

              (iv)  a director who is a partner in, or a controlling shareholder or an executive officer of, any for profit business organization to which the Corporation made, or from which the Corporation received, payments (other than those arising solely from investments in the Corporation’s or other organization’s securities) that exceed 5% of the Corporation’s or other business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

              (v)  a director who is employed as an executive of another entity where any of the Corporation’s executives serve on that entity’s compensation committee;

              (vi)  a director who has had, during the past two years, any interest in any significant transaction, or any business or financial relationship, with the Corporation or an affiliate of the Corporation (other than service as a director) for which the Corporation has been required to make disclosure under Regulation S-K of the Securities and Exchange Commission;

              (vii)  a director who personally receives or is an employee, director, or trustee of a foundation, university, or other institution that receives grants or endowments from the Corporation that are material to the Corporation or to either the recipient and/or the foundation, university or institution; and

              (ix)  a director who is employed by an entity of which (i) an executive officer of the Corporation serves as a director or trustee, or (ii) a director of the Corporation serves in a senior executive capacity.

              (c)  Notwithstanding the foregoing, one director who is not or may not be deemed to be “independent” due to any relationship described in subparagraphs (a) (i) through (ix) above, and who is not a current employee or an immediate family member of such employee, may be deemed to be independent for purposes of this section if the other independent members of the Board determine that the relationship would not interfere with such director’s exercise of independent judgment in carrying out the responsibilities of an independent director and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

        2.3  Election of Directors; Quorum.

              (a)  Directors shall be elected at each annual meeting of shareholders to succeed those directors whose terms have expired and to fill any vacancies then existing.

              (b)  Directors shall hold their offices for terms of one year and until their successors are elected.

              (c)  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining directors though less than a quorum of the Board, and the term of office of any director so elected shall expire at the next annual meeting of shareholders and when his successor is elected.

              (d)  A majority of the number of directors elected and serving shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. Less than a quorum may adjourn any meeting.

        2.4  Chairman and Vice Chairmen of the Board. The Board shall annually elect a Chairman of the Board and may elect one or more Vice Chairmen of the Board, each of whom shall hold office until the next annual meeting and until their successors are elected. The Chairman and any Vice Chairman may be removed summarily with or without cause, at any time, by the Board. Vacancies in such positions may be filled by the Board of Directors.

        2.5  Meetings of Directors. Meetings of the Board of Directors shall be held at places within or without the Commonwealth of Virginia and at times fixed by resolution of the Board, or upon call of the Chairman of the Board, any Vice Chairman of the Board, the President or any one of the directors. The Secretary or officer performing the Secretary’s duties shall give not less than twenty-four hours’ notice by letter, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of regular meetings held at times and places fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting. The notice of meetings of the Board need not state the purpose of the meeting.

        2.6  Compensation. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        2.7  Nominations. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of Directors shall be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. However, any shareholder entitled to vote in the election of Directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of shareholders, sixty days in advance of such meeting and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to shareholders. Each notice shall set forth: (a) the name and address of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a Director of the Corporation if so elected. The Chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE III

Committees

        3.1  Audit Committee. There shall be an Audit Committee of the Board, composed entirely of independent directors, which shall oversee the Corporation’ s financial reporting process and internal controls, review compliance with laws and accounting standards, recommend the appointment of public accountants, and provide a direct channel of communication to the Board for public accountants, internal auditors and finance officers. The size and composition of the Audit Committee shall meet the requirements set forth in the rules of the National Market System of the NASDAQ Stock Market or any securities exchange upon which the securities of the Corporation are traded, as such applicable requirements may be amended from time to time. The Audit Committee shall operate in compliance with its charter approved by the Board of Directors.

        3.2  Nominating Committee. There shall be a Nominating Committee of the Board, composed entirely of independent directors, which shall be responsible for the evaluation and nomination of Board members.

        3.3  Compensation Committee. The Board of Directors shall designate a Compensation Committee which shall be composed entirely of independent directors, and which shall be responsible for (a) ensuring that senior management will be accountable to the Board through the effective application of compensation policies, and (b) monitoring the effectiveness of both senior management and the Board (including committees thereof). The Compensation Committee shall establish compensation policies applicable to the Corporation’s executive officers. A fair summary of such policies and the relationship of corporate performance to executive compensation, including the factors and criteria upon which the Chief Executive Officer’s compensation was based, shall be disclosed to shareholders in the Corporation’s proxy statement for the annual meeting.

        3.4  Transaction Committee. There shall be a Transaction Committee of the Board, composed entirely of independent directors, which shall be responsible for reviewing all related-party transactions involving the Corporation, and considering and making recommendations to the full Board with respect to all proposals involving (a) a change in control, or (b) the purchase or sale of assets constituting more than 10% of the Corporation’s total assets. Additionally, the Transaction Committee shall be responsible for reviewing all transactions or proposed transactions that trigger the Corporation’s shareholders’ rights plan, if any.

        3.5  Lead Director; Executive Sessions. If at any time the Chairman of the Board shall be an executive officer of the Corporation, or for any other reason shall not be an independent director, a non-executive Lead Director shall be selected by the independent directors. The Lead Director shall be one of the independent directors, shall be a member of the Audit Committee and of the Executive Committee, if there is such a committee, and shall be responsible for coordinating the activities of the independent directors. He shall assist the Board in assuring compliance with these corporate governance procedures and policies, and shall coordinate, develop the agenda for, and moderate executive sessions of the Board’s independent directors. Such executive sessions shall be held immediately following each regular meeting of the Board, and may be held at other times as designated by the Lead Director. The Lead Director shall approve, in consultation with the other independent directors, the retention of consultants who report directly to the Board. If at any time the Chairman of the Board is one of the independent directors, then he or she shall perform the duties of the Lead Director.

        3.6  Other Committees. The Board of Directors, by resolution adopted by a majority of the number of directors fixed in accordance with these Bylaws, may establish such other standing or special committees of the Board as it may deem advisable, consisting of not less than two directors. The members, terms and authority of such committees shall be as set forth in the resolutions establishing the same.

        3.7  Meetings. Regular and special meetings of any Committee established pursuant to this Article may be called and held subject to the same requirements with respect to time, place and notice as are specified in these Bylaws for regular and special meetings of the Board of Directors.

        3.8  Quorum and Manner of Acting. A majority of the members of any Committee serving at the time of any meeting thereof shall constitute a quorum for the transaction of business at such meeting. The action of a majority of those members present at a Committee meeting at which a quorum is present shall constitute the act of the Committee.

        3.9  Term of Office. Members of any Committee shall be elected as above provided and shall hold office until their successors are elected by the Board of Directors or until such Committee is dissolved by the Board of Directors.

        3.10  Resignation and Removal. Any member of a Committee may resign at any time by giving written notice of his intention to do so to the President or the Secretary of the Corporation, or may be removed, with or without cause, at any time by such vote of the Board of Directors as would suffice for his election.

        3.11  Vacancies. Any vacancy occurring in a Committee resulting from any cause whatever may be filled by a majority of the number of directors fixed by these Bylaws.

ARTICLE IV

Officers

        4.1  Election of Officers; Terms. The officers of the Corporation shall consist of a President, a Secretary and a Treasurer. Other officers, including one or more Vice-Presidents (whose seniority and titles, including Executive Vice-Presidents and Senior Vice-Presidents, may be specified by the Board of Directors), and assistant and subordinate officers, may from time to time be elected by the Board of Directors. All officers shall hold office until their successors are elected. The President shall be chosen from among the directors. The same individual may simultaneously hold more than one office as the Board of Directors may determine.

        4.2  Removal of Officers; Vacancies. Any officer of the Corporation may be removed summarily with or without cause, at any time, by the Board of Directors. Vacancies may be filled by the Board of Directors.

        4.3  Duties. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors. The Board of Directors may require any officer to give such bond for the faithful performance of his duties as the Board may see fit.

        4.4  Duties of the Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation. He shall be responsible for the execution of the policies of the Board of Directors and shall have general direction and supervision over the business of the Corporation, subject to the Board of Directors. He shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors of which he is a member except that at meetings of the Executive Committee he shall preside only in the absence of the Chairman of the Executive Committee. In the absence of the Chairman of the Executive Committee or the President, he shall perform their duties. He may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors.

        4.5  Duties of the President. The President shall be the chief executive officer of the Corporation and shall be primarily responsible for the implementation of policies of the Board of Directors. He shall have authority over the general management and direction of the business and operations of the Corporation and its divisions, if any, subject only to the ultimate authority of the Board of Directors. In the absence of the Chairman and any Vice Chairman of the Board, or if there are no such officers, the President shall preside at all corporate meetings. He may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him by the Board of Directors.

        4.6  Duties of Vice Chairmen of the Board. In the incapacity of the Chairman of the Board and the President, or in the absence of both or upon designation of the Chairman of the Board, a Vice Chairman of the Board shall perform the duties of the Chairman of the Board and have the authority. In the incapacity of the Chairman of the Board and the President or, in the absence of both and upon designation of the Chairman of the Board, a Vice Chairman of the Board shall preside at all meetings of the shareholders, the Board of Directors and all committees of the Board of Directors of which he is a member except that at meetings of the Executive Committee, a Vice Chairman of the Board shall preside only in the incapacity of the Chairman of the Executive Committee, the Chairman of the Board and the President or, in the absence of all of the foregoing and upon designation of the Chairman of the Board. Any Vice Chairman of the Board may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts, or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, any Vice Chairman of the Board shall perform all duties as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board.

        4.7  Duties of the Vice-Presidents. Each Vice-President, if any, shall have such powers and duties as may from time to time be assigned to him by the President or the Board of Directors. Any Vice-President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the President to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

        4.8  Duties of the Treasurer. The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit all monies and securities of the Corporation in such banks and depositories as shall be designated by the Board of Directors. He shall be responsible (i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices; (ii) for the preparation of appropriate operating budgets and financial statements; (iii) for the preparation and filing of all tax returns required by law; and (iv) for the performance of all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors, the Audit Committee or the President. The Treasurer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

        4.9  Duties of the Secretary. The Secretary shall act as secretary of all meetings of the Board of Directors and shareholders of the Corporation. When requested, he shall also act as secretary of the meetings of the committees of the Board. He shall keep and preserve the minutes of all such meetings in permanent books. He shall see that all notices required to be given by the Corporation are duly given and served; shall have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents, the execution of which on behalf of the Corporation under its corporate seal is duly authorized, in accordance with law or the provisions of these Bylaws; shall have custody of all deeds, leases, contracts and other important corporate documents; shall have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation; shall see that all reports, statements and other documents required by law (except tax returns) are properly filed; and shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors or the President.

        4.10  Compensation. The Board of Directors shall have authority to fix the compensation of all officers of the Corporation.

ARTICLE V

Capital Stock

        5.1  Certificates. The shares of capital stock of the Corporation shall be evidenced by certificates in forms prescribed by the Board of Directors and executed in any manner permitted by law and stating thereon the information required by law. Transfer agents or registrars for one or more classes of shares of the Corporation may be appointed by the Board of Directors and may be required to countersign certificates representing shares of such class or classes. If any officer whose signature or facsimile thereof shall have been used on a share certificate shall for any reason cease to be an officer of the Corporation and such certificate shall not then have been delivered by the Corporation, the Board of Directors may nevertheless adopt such certificate and it may then be issued and delivered as though such person had not ceased to be an officer of the Corporation.

        5.2  Lost, Destroyed and Mutilated Certificates. Holders of the shares of the Corporation shall immediately notify the entity then serving as Transfer Agent of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such shareholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

        5.3  Transfer of Shares. The shares of the Corporation shall be transferable or assignable only on the books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its books as the owner of shares to receive dividends and to vote as such owner.

        5.4  Fixing Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notices of the meeting are mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date, which it shall do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

ARTICLE VI

Miscellaneous Provisions

        6.1  Seal. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word “Seal” and the name of the Corporation.

        6.2  Fiscal Year. The fiscal year of the Corporation shall end on December 31 and shall consist of such accounting periods as may be fixed by the Board of Directors.

        6.3  Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors; and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar a record of its shareholders, giving the names and addresses of all shareholders, and the number, class and series of the shares being held.

             Any person who shall have been a shareholder of record for at least six months immediately preceding his demand or who shall be the holder of record of at least five percent of all the outstanding shares of the Corporation, upon written demand stating the purpose thereof, shall have the right to examine, in person, or by agent or attorney at any reasonable time or times, for any proper purpose, its books and records of account, minutes and records of shareholders and to make extracts therefrom. Upon the written request of a shareholder, the Corporation shall mail to such shareholder its most recent published financial statements showing in reasonable detail its assets and liabilities and the results of its operations.

             The Board of Directors shall, subject to the provisions of the foregoing paragraph of this section, to the provisions of Section 7 of Article I and to the laws of the Commonwealth of Virginia, have power to determine from time to time whether and to what extent and under what conditions and limitations the accounts, records and books of the Corporation, or any of them shall be open to the inspection of the shareholders.

        6.4  Checks, Notes and Drafts. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

        6.5  Amendment of Bylaws.

              (a)  The provisions of Article II, Section 2.2 and Article III, Sections 3.1 through 3.5 cannot be amended or repealed without either (a) approval by the stockholders of the Corporation, or (b) approval by a two-thirds majority of all the authorized number of directors of the Company including two-thirds of the independent directors. Any inconsistent provisions of the Bylaws are hereby modified to be consistent with these provisions. The foregoing provisions shall not be construed to limit or restrict the effective exercise of statutory cumulative voting rights by any shareholder, but the Nominating Committee shall not nominate candidates for election to the Board except as may be consistent with such provisions, and no corporate funds may be expended for the solicitation of proxies which are inconsistent with the foregoing provisions.

              (b)  Except as provided in subsection (a) of this Section and unless proscribed by the Articles of Incorporation, these Bylaws may be amended or altered at any meeting of the Board of Directors by affirmative vote of a majority of the number of Directors fixed pursuant to these Bylaws. The shareholders entitled to vote in respect of the election of Directors, however, shall have the power to rescind, amend, alter or repeal any Bylaws and to enact Bylaws which, if expressly so provided, may not be amended, altered or repealed by the Board of Directors.

        6.6  Voting of Shares Held. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the President may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the vote which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation, any of whose securities may be held by the

Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the President shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment the President may himself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.